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                                                                   EXHIBIT 10.44
                             ALL VIDEO NETWORK.COM

                      INTERNET STREAMING SERVICE AGREEMENT

THIS SERVICE AGREEMENT (Agreement) is made effective as of the Submission Date Indicated in the attached Internet Service Order Form accepted by All Video Network, by and between All Video Network, Inc (AVN) and the customer identified below (Customer) and where referred to collectively (Parties).

High Speed Net Solutions
434 Fayetteville Street, Suite 2120
Raleigh, North Carolina 27601

ALL VIDEO NETWORK
631 U.S. Highway 1
North Palm Beach, Florida 33408
Phone:   (561) 842-3100
Fax:     (561) 842-3216

1. INTERNET STREAMING AND ASSOCIATED SERVICES (ADDENDUM A).

         Subject to the terms and conditions of this Agreement, during the term of this Agreement, AVN, will provide to Customer the services described in the Internet Service Order Form(s) ("IS Order Form") accepted. All IS Order Forms accepted by AVN are incorporated herein by this reference, each as of the Submission Date indicated in such form. AVN will also provide the services indicated in Addendum A "AVN Video E-Mail Integration Services"

2. FEES AND BILLING.

         2.1 Fees. Customer will pay all fees due according to the IB Services Order Form(s).

         2.2 Billing Commencement. Billing for Internet Streaming Services, other than Deposits, indicated in the initial IS Order Form, shall commence on date AVN begins to provide Internet Streaming Services, unless Customer is unable to use the Internet Services by the Operational Date due to the fault of AVN, then billing will not begin until the date AVN has remedied such fault and is operational. Any Deposits will be due upon receipt of a Customer signed IS Order Form. In the event that Customer orders additional Internet Services, billing for such services shall commence on the date AVN first provides such additional Internet Services to Customer or as agreed to by Customer and AVN.

         2.3 Billing and Payment Terms. Customer will be billed Monthly in advance, and payment of such fees will be due within thirty (30) days of the date of each AVN invoice. All payments will be made in U.S. dollars. Late payments hereunder will accrue interest at a rate of one and one-half percent (1-1/2%) per month. If Customer's check is returned to AVN unpaid, Customer shall be immediately in default and subject to a returned check charge of $25.00 from AVN. Customer agrees to AVN's reasonable expenses, including attorneys' and collection agency fees, incurred in enforcing its rights under this Agreement. If in its judgment AVN determines that Customer is not creditworthy or is otherwise not financially secure, AVN may, upon written notice to Customer, modify the payment terms to require full payment before the provision of Internet Bandwidth Services or other assurances and deposits necessary to secure Customer's payment obligations hereunder.

         2.4 Taxes. All payments required by this Agreement are exclusive of all national, state, municipal, or other governmental excise, sales, value-added, use, personal property, and occupational taxes, excises, withholding taxes and obligations and other levies now in force or enacted in the future, all of which Customer will be responsible for and will pay in full, except for taxes based on AVN's net income.

3. CUSTOMER'S OBLIGATIONS.

         3.1 Compliance with Law and Rules and Regulations. Customer agrees that Customer will comply at all times with all applicable laws and regulations. Customer acknowledges that AVN exercises no control whatsoever over the content of the information passing through its sites and equipment and facilities used by AVN, and that it is the sole responsibility of Customer to ensure that the information it transmits and receives complies with all applicable laws and regulations.

         3.2 Customer's Costs. Customer agrees that it will be solely responsible, and at AVN's request will reimburse AVN, for all costs and expenses (outside those included as part of the IS order form and except as otherwise expressly provided herein) it incurs on behalf of the Customer in connection with this agreement.

         3.3 No Competitive Services. Other than specified in the IS order form, Customer may not at any time permit any Internet Bandwidth Services to be utilized for the provision of any streaming services that compete with any AVN services, that AVN provides at that time, without AVN's prior written consent.

         3.4 Compliance. High Speed Net Solutions shall use AVN resources in a manner that is clearly consistent with the purpose of the products and services offered. High Speed Net Solutions shall comply with applicable laws. High Speed Net Solutions incurs the responsibility to determine what restrictions apply and to review the policies and procedures that will be updated continually in consolation with High Speed Net Solutions. High Speed Net Solutions is responsible to use the resources with sensitivity to the rights of others. Any conduct by High Speed Net Solutions that in AVN's sole discretion restricts or inhibits any other user, whether a High Speed Net Solution's user of AVN systems or a user of any other system, from using and enjoying any of AVN's services is strictly prohibited. Any conduct by AVN that in High Speed Net Solution's sole discretion restricts or inhibits any other user, whether a AVN user of High Speed Net Solution's systems or a user of any other system, from using and enjoying any of High Speed Net Solution services is strictly prohibited -- This includes, but is not limited to, the posting or transmitting on or through any of AVN's services, any information that is, in AVN's sole discretion, unlawful, obscene, threatening, abusive, libelous, or harmful, or encourages conduct that would constitute a criminal offense, give rise to civil liability, or otherwise violate any local, state, national, or international law.

4. CONFIDENTIAL INFORMATION.

         4.1 Confidential Information. Each party acknowledges that it will have access to certain confidential information of the other party concerning the other party's business, plans, customers, technology, and products, including the terms and conditions of this Agreement ("Confidential Information"). Confidential information will include, but not be limited to, each party's proprietary software and customer information. Each party agrees that it will not use in any way, for its own account or the account of any third party, except as expressly permitted by this Agreement, nor disclose to any third party, any of the other party's Confidential Information and will take reasonable precautions to protect the confidentiality of such information. To the extent a party is required by applicable law, regulation, or by government agency or court order, subpoena, or investigative demand, to disclose the existence or terms of this



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Agreement, or the other party's Confidential Information, such party shall use its reasonable efforts to minimize such disclosure and obtain an assurance that the recipient shall accord confidential treatment to such Confidential Information, and shall notify the other party contemporaneously of such disclosure. AVN at its discretion may terminate this Agreement for cause upon ten days notice and without penalty in the event of any breach by Customer of this Section.

         4.2 Exceptions. Information will not be deemed Confidential Information hereunder if such information: (i) is known to the receiving party prior to receipt from the disclosing party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (ii) becomes known (independently of disclosure by the disclosing party) to the receiving party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (iii) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the receiving party; or (iv) is independently developed by the receiving party.

5. REPRESENTATIONS AND WARRANTIES.

         5.1 Warranties by Customer.

                  (a) Customer's Business. Customer represents and warrants that Customer's services, products, materials, data, information and Customer Equipment used by Customer in connection with this Agreement as well as Customer's and its permitted customers' and users' use of the Internet Data Center Services (collectively, "Customer's Business") does not as of the Operational Date, and will not during the term of this Agreement operate in any manner that would violate any applicable law or regulation.

                  (b) Breach of Warranties of AVN. In the event of any breach of any of the foregoing warranties, in addition to any other remedies available at law or in equity, AVN will have the right to suspend in 10 days upon written notification any related Internet Streaming Services if deemed reasonably necessary by AVN to prevent any harm to AVN and its business.

         5.2 Warranties and Disclaimers by AVN.

                  5.2(a) AVN warrants that it has the capability to provide the Internet Streaming services for both distribution and encoding of audio/video content as detailed in the Internet Services Order form attached herein.

                  5.2(b) Service Level Warranty. In the event Customer experiences any of the following and AVN determines in its and Customer's reasonable judgment that such inability was caused by AVN's failure to provide Internet Streaming Services and not as a result of any actions or inactions of Customer or any third parties (including Customer Equipment and third party equipment), AVN will, upon Customer's request in accordance with paragraph (iii) below, credit Customer's account as described below:

                  (i) Inability to Access the Internet (Downtime) or Provide services. If Customer is unable to transmit and receive information from AVN's Data Centers (i.e., AVN's LAN and WAN) to other portions of the Internet because AVN failed to provide the Internet Streaming Services for more than fifteen (15) consecutive minutes, AVN will credit Customer's account the pro-rata connectivity charges (i.e., all streaming related charges) for one (1) day of service. For purposes of the foregoing, "unable to transmit and receive" shall mean sustained packet loss in excess of 50% based on AVN's measurements. If AVN fails to provide Internet Streaming Services for more than fifteen (15) consecutive minutes for more than ten consecutive days, then AVN will be deemed to be in breach of this contract, and then High Speed Net Solutions will have the right to terminate this agreement.

                  (ii) Customer Must Request Credit: To receive any of the credits described in this section 5.2(a), Customer must notify AVN within twenty-one (21) business days from the time Customer becomes eligible to receive a credit. Failure to comply with this requirement will forfeit Customer's right to receive a credit.

                  (iii) Remedies Shall Not Be Cumulative; Maximum Credit: In the event that Customer is entitled to multiple credits hereunder arising from the same event, such credits shall not be cumulative and Customer shall be entitled to receive only the maximum single credit available for such event. A credit shall be applied only to the month in which there was the incident that resulted in the credit. Customer shall not be eligible to receive any credits for periods in which Customer received any Internet Bandwidth Services free of charge. THIS WARRANTY DOES NOT APPLY TO ANY INTERNET STREAMING SERVICES THAT EXPRESSLY EXCLUDE THIS WARRANTY. SECTION 5.2(a) STATES CUSTOMER'S SOLE AND EXCLUSIVE REMEDY FOR ANY FAILURE BY AVN TO PROVIDE INTERNET BANDWIDTH SERVICES.

                  5.2(c) No Other Warranty. EXCEPT FOR THE EXPRESS WARRANTY SET OUT IN SUBSECTION (a) ABOVE, THE INTERNET STREAMING SERVICES ARE PROVIDED ON AN "AS IS" BASIS, AND CUSTOMER'S USE OF THE INTERNET BANDWIDTH SERVICES IS AT ITS OWN RISK. AVN DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY AND ALL OTHER EXPRESS AND/OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT AND TITLE, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE. AVN DOES NOT WARRANT THAT THE INTERNET BANDWIDTH SERVICES WILL BE UNINTERRUPTED, ERROR-FREE, OR COMPLETELY SECURE.

                  5.2(d) Breach of Warranties of High Speed Net Solutions. In the event of any breach of any of the foregoing warranties, in addition to any other remedies available at law or in equity, AVN will have the right to suspend in 10 days upon written notification any related Internet Streaming Services if deemed reasonably necessary by AVN to prevent any harm to AVN and its business.

6. Investment. In the event that the Customer offers and AVN accepts a financial investment in AVN that exceeds the amount of $1,000,000, both parties agree that a subsequent agreement will nullify and supercede the terms and conditions embodied in this Agreement.

7. Omni Suite. AVN agrees to enter into a product marketing relationship (the terms and conditions which will be embodied in a separate Marketing Services Agreement) with Customer such that Customer may remarket AVN's Omni Suite video software product to Customer's own client base. Customer agrees that all of its clients that develop products utilizing the Omni Suite must also send such products over AVN's Internet streaming network, at a cost rate to be agreed to by both parties.

8. MISCELLANEOUS PROVISIONS.

8.1 Force Majeure. Neither party will be liable for any failure or delay in its performance under this Agreement due to any cause beyond its reasonable control, including act of war, acts of God, earthquake, flood, embargo, riot, sabotage, labor



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shortage or dispute, governmental act or failure of the Internet, provided that the delayed party: (a) gives the other party prompt notice of such cause, and
(b) uses its reasonable commercial efforts to correct promptly such failure or delay in performance.

         8.2 Marketing. Customer agrees that upon Customer's prior written consent, AVN may refer to Customer by trade name and trademark, and may briefly describe Customer's Business, in AVN's marketing materials and web site, also stream customer content in order to promote customers own web site as well as AVN's.

         8.3 Government Regulations. Customer will not export, re-export, transfer, or make available, whether directly or indirectly, any regulated item or information to anyone outside the U.S. in connection with this Agreement without first complying with all export control laws and regulations which may be imposed by the U.S. Government and any country or organization of nations within whose jurisdiction Customer operates or does business.

         8.4 Non-Solicitation. During the period beginning on the Operational Date and ending on the first anniversary of the termination or expiration of this Agreement in accordance with its terms, Neither party or its affiliates will, directly or indirectly, solicit or attempt to solicit for employment any persons employed by AVN during such period.

         8.5 Governing Law; Dispute Resolution, Severability; Waiver. This Agreement is made under and will be governed by and construed in accordance with the laws of the State of Florida (except that body of law controlling conflicts of law) and specifically excluding from application to this Agreement that law known as the United Nations Convention on the International Sale of Goods. Any dispute relating to the terms, interpretation or performance of this Agreement (other than claims for preliminary injunctive relief or other pre-judgment remedies) will be resolved at the request of either party through binding arbitration. Arbitration will be conducted in Palm Beach County, Florida, under the rules and procedures of the Judicial Arbitration and Mediation Society ("JAMS"). The parties will request that JAMS appoint a single arbitrator possessing knowledge of All services agreements; however the arbitration will proceed even if such a person is unavailable. In the event any provision of this Agreement is held by a tribunal of competent jurisdiction to be contrary to the law, the remaining provisions of this Agreement will remain in full force and effect. The waiver of any breach or default of this Agreement will not constitute a waiver of any subsequent breach or default, and will not act to amend or negate the rights of the waiving party.

         8.6 Assignment; Notices. Neither party shall assign its rights or delegate its duties under this Agreement either in whole or in part without the prior written consent of either party, except that either party may assign this Agreement in whole or part as part of a corporate reorganization, consolidation, merger, or sale of substantially all of its assets. Any attempted assignment or delegation without such consent will be void. This Agreement will bind and inure to the benefit of each party's successors and permitted assigns. Any notice or communication required or permitted to be given hereunder may be delivered by hand, deposited with an overnight courier, sent by confirmed facsimile, or mailed by registered or certified mail, return receipt requested, postage prepaid, in each case to the address of the receiving party indicated on the signature page hereof, or at such other address as may hereafter be furnished in writing by either party hereto to the other. Such notice will be deemed to have been given as of the date it is delivered, mailed or sent, whichever is earlier.

         8.7 Relationship of Parties. AVN and Customer are independent contractors and this Agreement will not establish any relationship of partnership, joint venture, employment, franchise or agency between AVN and Customer. Neither AVN nor Customer will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent, except as otherwise expressly provided herein.

         8.8 Entire Agreement; Counterparts. This Agreement, including all documents incorporated herein by reference, constitutes the complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes and replaces any and all prior or contemporaneous discussions, negotiations, understandings and agreements, written and oral, regarding such subject matter. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

         8.9 Survivorship. This agreement will remain in force for its term regardless of a change in control with either party.

         8.10 Hold Harmless. Customer will indemnify and hold AVN, its affiliates and their respective officers, directors, shareholders, agents and employees, harmless from any loss, expense (including reasonable attorney fees), cost, liability, damage or claim resulting from any claim or litigation, which arises out of (i) Customer's negligence, gross negligence or willful misconduct in the performance of its obligations under this agreement; or (ii) any breach of this agreement by Customer, its employees, agents, representatives, or invitees; or (iii) the failure of the final Distributed Product to comply with all applicable federal, state and local laws, ordinances and regulations pertaining to the sale, distribution, advertising and promotion of content over the Internet; or (iv) for alleged or actual infringement, misappropriation, or unauthorized use of any copyright, trade secret, or any other proprietary right arising out of any materials provided to AVN by Customer.

         AVN will indemnify and hold Customer, its affiliates and their respective officers, directors, shareholders, agents and employees, harmless from any loss, expense (including reasonable attorney fees), cost, liability, damage or claim resulting from any claim or litigation, which arises out of (i) AVN's negligence, gross negligence or willful misconduct in the performance of its obligations under this agreement; or (ii) any breach of this agreement by AVN, its employees, agents, representatives, or invitees; or (iii) the failure of the final Distributed Product to comply with all applicable federal, state and local laws, ordinances and regulations pertaining to the sale, distribution, advertising and promotion of content over the Internet; or (iv) for alleged or actual infringement, misappropriation, or unauthorized use of any copyright, trade secret, or any other proprietary right arising out of any materials provided to Customer by AVN.

Customer's and AVN's authorized representatives have read the foregoing and all documents incorporated therein and agree and accept such terms effective as of the date indicated in the IS order form.




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                            ALL VIDEO NETWORK, INC.
                          INTERNET SERVICES ORDER FORM


Customer:                                    Contact:
High Speed Net Solutions (HSNS)              Ronald Cropper
434 Fayetteville St. Suite 2120              919-645-2611
Raleigh, North Carolina 27601

      SERVICES                       BRIEF DESCRIPTION                                        PRICES
------------------------------------------------------------------------------------------------------------------------------
    DISTRIBUTION           Provide licensing rights and Internet                 $50,000.00 per month minimum
Distributed Network        distribution of HSNS audio/video content              bandwidth transfer fee. This amount
Services for audio and     with unlimited user access on a continuous            provides HSNS with 1 terabyte
video distribution.        24X7 basis, per the terms and conditions set          (1000 gigabytes) monthly transfer.
                           forth in the attached Internet Bandwidth              For each month of the contract, the
                           Services Agreement.                                   excess transfer rate will be at $20.00
                                                                                 per gigabyte up to 500 gigabytes.
                                                                                 Thereafter the excess transfer rate is
                                                                                 $15.00 per gigabyte.
------------------------------------------------------------------------------------------------------------------------------
     ENCODING              Professional encoding at 8 custom speeds              Video over 400 minutes per month
                           of up to 400 minutes of video per month               will be billed at 10.00 per minute.
                           AVN commits to 24 hour turn around time
                           from receipt of video to hosting.
------------------------------------------------------------------------------------------------------------------------------
     SOFTWARE              AllVideo will provide all software to
-Microsoft Windows         produce client's audio/video via the
  Media                    internet.
-Microsoft NetShow
  compatibility

------------------------------------------------------------------------------------------------------------------------------

By submitting this Internet Services Order Form (IS Order Form) to All Video Network, Inc. (AllVideo), HSNS hereby places an order for the services described herein pursuant to the terms and conditions of the attached Internet Streaming Services Agreement (IBS Agreement) between HSNS and ALLVIDEO. HSNS will provide ALLVIDEO with an advance one-month fee of $50,000.00 for the hosting and distribution of their streamed content. This first payment will include the integration of ALLVIDEO software package with the HSNS e-mail delivery system. It will also include research and development for HSNS services relating to the streaming video applications of their e-mail delivery system. ALLVIDEO also will provide category exclusivity to HSNS. HSNS category exclusivity is defined as the deployment of all rich media (streaming video, animation, interactive and transactional components) delivered via an email distribution system. This first payment is due by September 15, 2000 under the condition that AVN provides the capacity to deliver 1 terabyte of monthly transfer as described under the distribution services section of this document. Future monthly payments will represent the next month's encoding and distribution charges as detailed above.

The term for the services provided herein shall be for a period of two years (24 months) commencing on the operational date set forth for HSNS. (September 15,
2000) HSNS will have the right to discontinued services on 90 days notice for the first 12 months of the term of the contract. Notice shall be given in writing 90 days prior to the date that service will be discontinued, as outlined in the IBS agreement.) HSNS will have the right to discontinue services on 30 days notice for the second 12 months of the term of the contract. Notice shall be given in writing 30 days prior to the date that service will be discontinued as outlined in the IBS agreement. ALLVIDEO will provide all software, equipment and connectivity to deliver its digitized broadcast signal from the ALLVIDEO high capacity network. This IS order form may be mutually modified by the parties without effecting the attached ISB agreement.

HSNS: /s/ Andrew Fox                       ALLVIDEO: /s/ William H. Turner
      ------------------------------                ----------------------------

President/CEO             9/18/2000        CEO                         9/18/2000
------------------------------------       -------------------------------------
Title                       Date           Title                          Date

HIGH SPEED NET SOLUTIONS            ALL VIDEO NETWORK, INC.


Signature: /s/ Andrew Fox           Signature: /s/ William H. Turner
           ----------------------              -------------------------

Print Name: Andrew Fox              Print Name: William H. Turner
           ----------------------              -------------------------

Title: President/CEO                Title: CEO
      ---------------------------          -----------------------------

                            ALL VIDEO NETWORK, INC.
                          INTERNET SERVICES ORDER FORM


























             ALL MATTERS CONTAINED HEREIN ARE STRICTLY CONFIDENTIAL

                                   Addendum A
              All Video Network Video E-Mail Integration Services



- Automatic bandwidth detection software is implemented to work with products that are email based allowing the appropriate video steam to be served based on the bandwidth available to the end user without requiring end user interaction or selection.

- Customer video player controls for play, pause, stop and mute must be implemented in a way that allow error free interaction with MS Windows Media Player when being invoked from html rendered in an html capable email program. These controls must allow for a URL or "hotlink" to be associated with them. These custom controls must implement the following behavior:

         -        Play must start the video from the beginning.
         -        Pause will stop the video at the current position.
         - Stop will stop the video at the current position and show the initial advertisement.
         - When play is invoked after the stop button has been executed, the video will start over at the beginning.
         - When play is invoked after the pause button has been executed, the video will start from the position in the video that it stopped on when pause was selected.
         - Mute will mute the audio playback only and will not affect the video playback in any way.

- A mechanism must be developed that indicates to the end user that the buffering associated with streaming video media is occurring.

-        Reporting
         -        Total Number of streams served by video and speed
         -        Total Number of errors by video and speed
         -        Total Number of timeouts by video and speed
         -        Total Number of interrupted streams by video and speed
         -        Total Number of completed streams served by video and speed
         -        Total Number of streams requested by video and speed

                           CONFIDENTIALITY AGREEMENT

     THIS CONFIDENTIALITY AGREEMENT (the "Agreement") is made as of August 17, 2000 by HSNS, Inc, a Florida corporation, with an address at 434 Fayetteville Street Mall, #2120, Raleigh, NC 27601 and AllVideo Network, Inc., a Florida corporation, with an address at 631 U.S. Highway One, North Palm Beach, FL 33408.


                             B A C K G R O U N D:

     A. The parties are about to engage in negotiations leading to a contract or other business arrangement between them.

     B. In connection with their negotiations and possibly thereafter, each party will be disclosing certain confidential and proprietary information to the other party.

     C. For purposes of this Agreement, "Recipient" shall refer to either party to the Agreement upon receipt by either party of Confidential Information, as defined in Paragraph 1(b) below, of the other party, and "Disclosing Party" shall refer to either party upon transmittal of such party's Confidential Information to Recipient.

     D. Each party hereto is entering into this Confidentiality Agreement upon condition that the other party agree to execute, observe and be bound by the terms and conditions hereof.


     NOW, THEREFORE, for good and valuable consideration, as aforesaid, the parties hereto, intending to be legally bound, hereby agrees as follows:

     1. CONFIDENTIALITY.

        (a) During the period of negotiations between the parties hereto, and at all times thereafter, irrespective of the time, manner or cause of the termination of such negotiations and regardless of whether or not such negotiations are successful in producing an arrangement between the parties, Recipient will not disclose or allow to be disclosed, directly or indirectly, to others, or for any purpose, any Confidential Information of Disclosing Party;

        (b) For purposes of this Agreement, "CONFIDENTIAL INFORMATION" shall mean any and all information disclosed to Recipient or known or gathered by Recipient as a consequence of or through the negotiations with Disclosing Party or otherwise, not generally known to the industry in which Disclosing Party is or may become engaged, about the products, services or methods of doing business of Disclosing Party, including, but not limited to, information relating to its trade secrets, technical knowledge and data, processes, techniques, drawings, flow charts, diagrams and designs, patented and unpatented inventions, installation and operating manuals.

broadcasting and quality control procedures, plans, accumulated experience, design, specifications, market data, customer information, hardware, software, source and object codes, and other know-how of any kind, marketing techniques and programs, dates, figures, projections, costs, methods of operation, estimates, customer lists, customer histories, personnel histories, financial statements, accounting procedures and selling techniques. Notwithstanding the foregoing, Confidential Information shall not include information, if any, that
(a) becomes generally available to the public in a manner other than as a result of a disclosure by Recipient; (b) was available to Recipient on a nonconfidential basis prior to its disclosure to Recipient by Disclosing Party; or (c) becomes available to Recipient on a nonconfidential basis from a source other than Disclosing Party, if Recipient has no reason to believe such source is bound by or subject to a confidentiality agreement with Disclosing Party, or is otherwise prohibited from transmitting the information to Recipient.

     (c) Recipient hereby acknowledges and agrees that the Confidential Information, including, without limitation, documents, works, files, customer lists, information and data in the possession, custody or control of Recipient, whether gathered by Recipient or any other person during the term of Recipient's negotiations with Disclosing Party or thereafter, whether or not reduced to writing or an electronic or magnetic medium and relating to the business activities of Disclosing Party are and shall remain the sole and exclusive property of Disclosing Party.

     (d) Recipient hereby acknowledges and agrees that upon the termination of negotiations with Disclosing Party, irrespective of the time, manner or cause of said termination, Recipient will surrender to Disclosing Party all Confidential Information, whether in written form or otherwise, relating to the customers or business of Disclosing Party as well as other property of Disclosing Party in the custody, possession or control of Recipient.

     (e) If Recipient or anyone to whom Recipient transmits any Confidential Information, to the extent permitted pursuant to this Agreement, becomes compelled by applicable law to disclose any of the Confidential Information, Recipient will provide Disclosing Party with prompt notice of such requirement so that Disclosing Party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Agreement. In the event such protective order or other remedy is not obtained, or Disclosing Party waives compliance with the provisions of this Agreement, Recipient will furnish only that portion of the Confidential Information that it is advised by written opinion of legal counsel is required by applicable law, and such disclosure will not result in any liability hereunder unless such disclosure was caused by or resulted from a previous disclosure by Recipient that was not permitted by this Agreement. Additionally, at Disclosing Party's request and sole cost and expense, Recipient will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded any such Confidential Information that is disclosed.

     2. EMPLOYEE RECRUITMENT. Each party hereto agrees that it will not recruit, solicit to hire or hire any current or future employees of the other party hereto for a period of eighteen (18) months following the date of this Agreement.

     3. REMEDIES. Recipient acknowledges and agrees that immediate and irreparable damage will result to Disclosing Party if Recipient breaches any of the terms and conditions of this Agreement and that Disclosing Party does not have an adequate remedy at law to protect its rights and interests as set forth in this Agreement. Accordingly, Recipient hereby consents to the entry of temporary, preliminary and permanent injunctive relief by any court of competent jurisdiction against Recipient to restrain any such breach, in addition to any other remedies or claims for money damages which Disclosing Party may seek; and Recipient agrees to render an equitable accounting of all earnings, profits, and other benefits arising from such violations, and to pay all costs and counsel fees incurred by Disclosing Party in enforcing this Agreement, which rights shall be cumulative.

     4. REIMBURSEMENT OF FEES AND COSTS. If Disclosing Party commences any action at law or equity to enforce or interpret the terms of this Agreement, Recipient acknowledges and agrees that Disclosing Party shall be entitled to reimbursement from Recipient for its reasonable attorney's fees, costs and necessary disbursements, in addition to any other relief and/or damages to which Disclosing Party may be entitled.

     5. SEVERABILITY. In the event that a court of competent jurisdiction determines that any covenant set forth in this Agreement is unenforceable, in whole or in part, for any reason, including, without limitation, its duration, scope or Disclosing Party's remedies for any breach thereof, as set forth above, then such covenant shall not be void, but rather shall be enforced to the extent that such covenant is deemed to be enforceable by said court, as if originally executed in that form by the parties hereto.

     6. GOVERNING LAW; JURISDICTION AND VENUE, CONSTRUCTION. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida, without giving effect to the choice of law principles thereof. Any action arising out of or relating to any of the provisions of this Agreement may be State of Florida, and the parties hereto consent to the venue and jurisdiction of such court. This Agreement shall be construed without the aid of any canon, customer or rule or law requiring construction against the draftsman.

     7. ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement (a) contains the entire agreement between the parties hereto with respect to the subject matter hereof, (b) supersedes all prior written agreements and negotiations and oral understandings, if any, with respect thereto, (c) may not be amended or supplemented except by an instrument or counterparts thereof in writing signed by all the parties hereto and (d) may not be discharged except by such written instrument or by performance.

     8. COUNTERPARTS. This Agreement may be executed by one or more of the parties hereto in any number of identical separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same Agreement.

         9. HEADINGS. The headings and captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof.


         IN WITNESS WHEREOF, this Confidentiality Agreement has been executed by or on behalf of each of the parties hereto as of the date first above written.



                                    HSNS, INS



                                    By: /s/ Harris B. Sloan
                                        -------------------------------------
                                    Title: CTO
                                           ----------------------------------


                                    ALLVIDEO NETWORK, INC.



                                    By: /s/ Dennis Dudash, Jr.
                                        -------------------------------------
                                    Title: Dennis Dudash, CEO
                                           ----------------------------------